UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 9, 2011
Date of Report (Date of earliest event reported)

Restaurant Concepts of America Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-160517	26-3121630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 960
Dallas, Texas 75252
(Address of principal executive offices)

4300 Quinlan Park Road, Suite 105
Austin, Texas 78732
(Former address of principal executive offices)

(972) 272-8190
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 9, 2011, Restaurant Concepts of America Inc. (the “Company,” “us” and “we”); David Cho, the Company’s Chief Executive Officer and Director and 54.4% owner of the Company’s common stock (5,500,000 shares); Pete Wainscott, the Company’s Director and 34.6% owner of the Company’s common stock (3,500,000 shares); and David M. Loev the 9.9% owner of the Company’s common stock (1,000,000 shares)(collectively the “Selling Shareholders”) entered into a Stock Purchase Agreement with Petron Energy II, Inc., a Nevada corporation (“Petron”), which is controlled by Floyd L. Smith.  Pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 10,000,000 shares of the Company’s restricted common stock to Petron in consideration for $232,750 (the “Purchase Price”); provided that a required term and condition of the closing of the Stock Purchase Agreement was that the Company had no liabilities at closing, and as such, a portion of the Purchase Price was used to satisfy the Company’s outstanding liabilities.  As a result of the Stock Purchase Agreement, which closed on August 10, 2011, Petron, and Mr. Smith as a result of his control of Petron, became the owner of 98.9% of the Company’s outstanding shares.

Additionally on August 9, 2011, owners of certain other of the Company’s outstanding registered shares entered into Stock Purchase Agreements and sold their shares to certain third parties in private transactions (which included ASL (defined below)).  Certain of those purchasers also entered into lock-up agreements with the Company, pursuant to which those purchasers agreed not to sell any of their shares prior to the 91st day following the Company’s filing of an amended Form 8-K disclosing Form 10 type information regarding Petron in connection with the Asset Purchase Agreement, described below (the “Filing Date”); 25% of such shares during the period beginning on the 91st day following the Filing Date and prior to the 181st day following the Filing Date; 25% of such shares during the period beginning on the 181st day following the Filing Date and prior to the 271st day following the Filing Date; and 25% of such shares during the period beginning on the 271st day following the Filing Date and ending on the 361st day following the Filing Date.

On August 12, 2011, the Company entered into an Asset Purchase Agreement with Petron, which is controlled by Floyd L. Smith, who indirectly became the majority shareholder of and President and sole Director of the Company on August 10, 2011, as described below.  Pursuant to the Asset Purchase Agreement (which was subsequently amended by the parties’ entry into a First Amendment to Asset Purchase Agreement on August 15, 2011, the terms of which have been reflected in the discussion below), we agreed to purchase substantially all of Petron’s assets (which consist of various oil and gas interests, leases, working interests and oil and gas equipment, collectively, the “Assets”) and none of the liabilities of Petron in consideration for 200,000 shares of the Company’s restricted common stock (the “Petron Shares”) and 1,000 shares of a to be designated class of Preferred Stock.  The Preferred Stock will provide the holder thereof, Floyd L. Smith, the right to vote in aggregate 51% of our outstanding voting shares on any and all shareholder matters and provide that in the event that Floyd L. Smith dies or becomes disabled within eighteen months of the issuance date of the Preferred Stock to Mr. Smith, that ASL Energy (defined below) and or its assigns shall have the right, with 61 days prior written notice to the Company to assume the ownership of and/or the rights associated with such shares of Preferred Stock (the “Assignment Rights”).   The Asset Purchase Agreement contemplates the cancellation of 9,400,000 of the restricted shares of common stock purchased by Petron as described above pursuant to the Stock Purchase Agreement, such that on the closing of the Asset Purchase Agreement, Petron will hold 87.9% of our outstanding common stock and Mr. Smith will hold voting control over the Company as a result of the Preferred Stock.

The closing of the transactions contemplated by the Asset Purchase Agreement are required to close by August 28, 2011 (subject to the parties’ right to extend such closing date) upon the satisfaction of certain closing conditions described in the Asset Purchase Agreement, including: Petron providing the Company audited, interim and pro forma financial statements associated with the Assets; Petron receiving the required approval of its shareholders of the transactions contemplated by the Asset Purchase Agreement; Petron providing the Company all necessary assignments and consents relating to the transfer of the Assets; and Petron agreeing to a lock-up agreement associated with the Petron Shares, pursuant to which it will agree not to sell or transfer any such Petron Shares for one year from the closing of the Asset Purchase Agreement and no more than 30% of such Petron shares during the period beginning on the one year anniversary of the closing and ending at the end of the 18th month following the closing.

The Asset Purchase Agreement requires Petron to indemnify the Company from any liability associated with the Assets for actions which took place prior to the closing and for us to indemnify Petron against any liability associated with the Assets which exists due to actions which take place subsequent to the closing.  The Asset Purchase Agreement also includes a non-compete provision, which prohibits Petron and Floyd L. Smith (other than through his positions with the Company) from competing against the Company for a period of twelve (12) months from the closing of the Asset Purchase Agreement.  Additionally, the Asset Purchase Agreement requires that the Company agree to commit a minimum of $5,000 and 20,000 shares of common stock per month to investor relations services following the closing; and provides for the Company to enter into employment agreements with certain employees of Petron (provided that no such employment agreements have been entered into or agreed to, to date).

Additional required terms of the closing of the Asset Purchase Agreement are the assumption and assignment by the Company of certain agreements which Petron is a party to including:

•
A Management Services Agreement with ASL Energy Corp. (“ASL Energy”), which has a five year term, provides for ASL Energy to provide management and consulting services to Petron (the Company following the assignment); provides for the right for ASL Energy and Petron (the Company following the assignment) to enter into Joint Venture Agreements regarding the purchase of oil and gas interests; provides for ASL Energy to be paid $8,000 per month during the term of the agreement and the right to receive the Preferred Stock (described above) issued to Mr. Smith, in connection with the Assignment Rights; and

•
An Asset Acquisition Agreement, pursuant to which Petron (the Company following the assumption and assignment) agreed to acquire the assets of ONE Energy Capital Corp., ONE Energy International Corp. and their affiliated parties, upon the mutual agreement of final closing agreements, in aggregate consideration for shares of convertible preferred stock, which convert into shares of the Company having a total value of $5,910,000, based on the trading price of the Company’s common stock on the date converted; votes one-for-one with the common shares; provides that no shares can be converted by the holders thereof if such conversion would result in the acquisition by such holder of more than 9.99% of the Company’s outstanding stock; provides for the automatic conversion into shares of the Company’s common stock in two tranches; and provides for such converted shares to be subject to a lock-up agreement.

The Asset Purchase Agreement also requires that we enter into an Executive Employment Agreement with Mr. Smith, pursuant to which Mr. Smith shall serve as President of the Company for a term of five  years; be paid $200,000 per year in consideration; and be granted stock options to purchase up to 120,000 shares of the Company’s common stock at an exercise price of $.39 per share (the “Options”, and such document evidencing the Options, the “Option Agreement”).

It is anticipated that following the closing of the Asset Purchase Agreement, the Company will change its business focus to oil and gas exploration and production and related operations and will cease undertaking any restaurant related operations.

The Company plans to file an Amended Form 8-K subsequent to the closing of the Asset Purchase Agreement including financial statements of Petron and other Form 10 type information relating to Petron and the Company, and disclosing the Company’s change in “shell company” status as a result of the consummation of such Asset Purchase Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described above, pursuant to the Stock Purchase Agreement, the Selling Shareholders sold an aggregate of 10,000,000 shares of restricted common stock to Petron.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended since the foregoing transaction did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing transaction and we paid no underwriting discounts or commissions.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

As a result of the Stock Purchase Agreement described above, Petron, and as a result of his control of Petron, Floyd L. Smith (who became our sole officer and Director on August 10, 2011, as described below) became the largest shareholder of the Company and obtained majority voting control (98.9% of the Company’s outstanding shares) over the Company.  Furthermore, when the Asset Purchase Agreement closes, Mr. Smith will obtain rights to shares of Preferred Stock, which allow him to vote 51% of our outstanding common stock on any and all shareholder matters (including the appointment of Directors), thereby providing him continuing voting control over the Company, pursuant only to the terms and conditions of the Preferred Stock.  Additionally, as discussed above, the Asset Purchase Agreement contemplates the cancellation of 9,400,000 of the restricted shares of common stock purchased by Petron as described above pursuant to the Stock Purchase Agreement, such that on the closing of the Asset Purchase Agreement, Petron will hold 87.9% of our outstanding common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 10, 2011, our Directors, David Cho and Pete Wainscott, increased the number of Directors of the Company to three, and appointed Floyd L. Smith as a Director of the Company, pursuant to the power provided to the Board of Directors by the Company’s Bylaws to fill the vacancy left by the increase.  Immediately following such appointment, David Cho, our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director resigned as an officer and Director of the Company and Pete Wainscott, our Director, resigned as a Director of the Company and Floyd L. Smith was appointed as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of the Company.  Additionally, as a result of the resignations of Mr. Cho and Mr. Wainscott as Directors of the Company, Mr. Smith is the sole Director of the Company.

Mr. Smith’s biographical information is provided below.

On August 15, 2011, Floyd L. Smith, our then sole Director, appointed David Knepper and Kenny Fox as Directors of the Company, whose biographical information are provided below.

Floyd L. Smith, Age 49

Mr. Smith has served as the President of Petron Energy, Inc. and its successor, Petron Energy II, Inc., an oil and gas exploration company since October 1998.  Since May 2004, Mr. Smith has served as President of Petron Properties, LLP, a real estate company.  From January 2004 to August 2008, Mr. Smith served as the President and owner of Murray Mortgage.  From July 1992 to April 1998, Mr. Smith served as a broker at Grand Energy, Inc., working in sales.  From August 1984 to July  1992, Mr. Smith served as the Manager of a Walmart in Garland, Texas.  Mr. Smith obtained his Bachelors Degree from Harding University, in Searcy, Arkansas in Business Administration in 1984.

David Knepper, Age 58

Mr. Knepper has held multiple positions in the oil and gas industry over the course of the last 36 years.  Mr. Knepper has served as President of Dogwood Operating Company, Inc., since July 2011.  From June 2009 to June 2011, Mr. Knepper served as a Manager and as reorganization officer of MSB Energy.  From May 2006 to May 2009, Mr. Knepper served as the Vice President of Engineering of Striker Petroleum.  From June 2002 to May 2006, Mr. Knepper served as a private consultant to various oil and gas clients.  From February 2000 to June 2002, Mr. Knepper served as a Manager – Special Projects, at Tribo Companies.  From October 1993 to February 2000, Mr. Knepper served as Executive Director of Probe Resources.  From August 1991 to October 1993, Mr. Knepper served as a Consultant to STZ Petroleum.  From February 1990 to August 1991, Mr. Knepper served as Vice President of Acquisitions of DKM Resources.  From August 1984 to December 1989, Mr. Knepper served as Manager of Acquisitions of Transco Exploration.  From September 1982 to July 1984, Mr. Knepper served as Vice President of Engineering of L&A Energy.  From May 1979 to September 1982, Mr. Knepper served as Acquisition Manager for Damson Oil.  From May 1975 to May 1979, Mr. Knepper served as Production Engineer, Reservoir Engineer and the chairman of multiple committees at Amoco Production.

Mr. Knepper obtained his Bachelors Degree from Texas A&M University in 1975. Mr. Knepper is a member of the Society of Petroleum Engineers, the Texas Society of Professional Engineers and the Student Engineers Council – Texas A&M University.

Kenny Fox, Age 45

Mr. Fox has served as the Chief Financial Officer and Chief Operating Officer of Texcorp Communications since June 2010.  Since July 2003, Mr. Fox has served as Audit Manager at Fox & Fox, PC.  From September 2003 to February 2009, Mr. Fox served as Controller of McDonald Technologies.  From May 1999 to June 2003, Mr. Fox served as Controller of Wilson Office Interiors.  From January 1993 to April 1999, Mr. Fox served as Controller of Pacesetter Capital.  From September 1989 to December 1992, Mr. Fox served as a Staff Accountant with Amoco Corporation.  From August 1987 to August 1989, Mr. Fox served as a Staff Auditor with KPMG Peat Marwick.

Mr. Fox obtained his Bachelors Degree in Accounting from Grambling State University in 1987 and was licensed as a Certified Public Accountant in Texas in 1995.  Mr. Fox is a member of the American Institute of Certified Public Accountants (AICPA).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	Stock Purchase Agreement

10.2*	Asset Purchase Agreement (Petron and the Company)

10.3*	First Amendment to Asset Purchase Agreement (Petron and the Company)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2011

Restaurant Concepts of America Inc.
By: /s/ Floyd L. Smith
Floyd L. Smith
Chief Executive Officer